Exhibit 10.1

Waiver AND AMENDMENT NO. 5 TO TERM LOAN AGREEMENT

THIS Waiver AND AMENDMENT NO. 5 (this “Agreement”), dated as of February 5, 2018, is made among TANDEM DIABETES CARE, INC., a Delaware corporation (the “Borrower”) and the financial institutions listed on the signature pages hereof under the heading “EXISTING TERM LOAN LENDERS” (each a “Lender” and, collectively, the “Lenders”).

The Borrower and the Lenders are parties to an Amended and Restated Term Loan Agreement dated as of April 4, 2014, as amended by that certain Consent and Amendment Agreement, dated as of June 20, 2014, Omnibus Amendment Agreement No. 2, dated as of February 23, 2015, Amendment No. 3 to Term Loan Agreement, dated as of January 8, 2016, and Waiver and Amendment No. 4 to Term Loan Agreement, dated as of March 7, 2017  (as so amended, the “Existing Term Loan Agreement”).

The Borrower has requested that (i) the Lenders provide a limited waiver of certain reporting covenants contained in Section 8.01 of the Existing Term Loan Agreement, and (ii) certain amendments be made to the Existing Term Loan Agreement.

The Lenders have agreed to such requests, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.

(a)Terms Defined in Existing Term Loan Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Existing Term Loan Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.03 of the Existing Term Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2	Waivers.

(a)With respect only to the 2017 fiscal year consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, the Lenders hereby agree to waive the requirement of Section 8.01(b) of the Existing Term Loan Agreement that the report and opinion of Borrower’s independent certified public accountants required to be delivered in connection with such financial statements be delivered without qualification as to going concern.

(b)The waiver set forth in Section 2(a) shall be limited precisely as written and relates solely to the potential noncompliance or breach by the Borrower of Section 8.01(b) of the Existing Term Loan Agreement.  Nothing in this Agreement shall be deemed to constitute a waiver of noncompliance or breach of any other term or provision in the Existing Term Loan

Agreement or the other Loan Documents, nor prejudice any right or remedy that the Lenders may now have (except to the extent such right or remedy was based upon Defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the Existing Term Loan Agreement or the other Loan Documents.  Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect the Lenders’ ability to enforce) any Default not explicitly waived by Section 2(a).

SECTION 3	Amendment. In reliance upon the representations and warranties of the Borrower set forth in this Amendment, the Existing Term Loan Agreement is hereby amended as follows:

(a)Section 1.01 is hereby amended by amending and restating the definition of “Amended and Restated Fee Letter” to read in its entirety as follows:

““Amended and Restated Fee Letter” means that certain Second Amended and Restated Fee Letter, dated as of February 5, 2018, between Borrower and CRG Servicing LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Lenders, as the same may be from time to time modified, amended, restated or supplemented.”

(b)Section 8.18 is hereby amended (i) by inserting “(a)” immediately following the phrase “Required Equity Financing.” at the beginning thereof, and (ii) adding a new subsection (b) thereto, which shall read in its entirety as follows:

(b)

Between February 5, 2018 and August 30, 2018, Borrower shall issue Equity Interests to investors in such quantity as shall result in gross cash proceeds to Borrower of at least $20,000,000. The parties hereto agree that if the Borrower fails to obtain gross cash proceeds of at least $20,000,000 through such Equity Interest issuance, the Event of Default waived by Section 2(a) of that certain Waiver and Amendment No. 5, dated as of February 5, 2018, among Borrower and Lenders, shall be deemed to have occurred as of the date on which Borrower received from its independent certified public accountants their report and opinion with respect to fiscal year 2017.  For purposes of clarification, the gross cash proceeds obtained by Borrower in compliance with this Section 8.18(b) shall not be included as Revenue for purposes of Section 10.01.”

SECTION 4	Conditions of Effectiveness. The effectiveness of Sections 2 and 3 shall be subject to the following conditions precedent:

(a)Borrower shall have duly executed and delivered to Lenders an amendment and restatement of the Amended and Restated Fee Letter in the form attached as Exhibit A.

(b)Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Agreement and the Amended and Restated Fee Letter, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Existing Term Loan Agreement.

(c)Borrower shall have provided the Lenders (i) certified copies of the resolutions of the Board of Directors (or shareholders, if applicable) of Borrower authorizing the making and performance by it of this Agreement and the Amended and Restated Fee Letter, and (ii) official certificates of good standing in its jurisdiction of organization, dated no earlier than 30 days prior to the date hereof.

(d)The representations and warranties in Section 5 shall be true and correct on the date hereof.

SECTION 5	Representations and Warranties; Reaffirmation. To induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to each Lender on the date hereof as follows:

(a)This Agreement and the Existing Term Loan Agreement, as amended hereby (as so amended, the “Amended Loan Agreement”) and the Amended and Restated Fee Letter (as amended by the amendment and restatement delivered pursuant to Section 4(a) (as so amended and restated, the “Second Amended and Restated Fee Letter”) and, together with the Amended Loan Agreement, the “Amended Documents”) are within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  Each of this Agreement and the Second Amended and Restated Fee Letter has been duly executed and delivered by the Borrower and each of the Amended Documents constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents to which it is a party remain in full force and effect, undiminished by this Agreement, except as expressly provided herein.  Borrower further ratifies, confirms, reaffirms, and acknowledges that all indebtedness and obligations of Borrower under the Loan Documents shall be secured by the Security Documents (including the Security Agreement), and confirms the validity, effect and enforceability of all Collateral and the guarantee of the Obligations by any Obligors.  By executing this Agreement, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands the Agreement.

(c)On the date hereof, after giving effect to this Agreement, no Default shall have occurred and be continuing.

(d)The representations and warranties made by or with respect to such Obligor in Section 7 of the Amended Loan Agreement are true in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.21 of the Existing Term Loan Agreement or attached hereto), except that (i) such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date, and (ii) no representation or warranty is made under Section 7.11 of the Existing Term Loan Agreement with respect to part (d) of the definition of “Solvent”.

SECTION 6	Miscellaneous.

(a)Existing Term Loan Agreement Otherwise Not Affected; No Waiver.  Except as expressly contemplated hereby, the Existing Term Loan Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.  Except as expressly set forth in Section 2, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Term Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents.  All references in the Loan Documents to the Existing Term Loan Agreement shall be deemed to be references to the Amended Loan Agreement.

(b)No Reliance.  The Borrower hereby acknowledges and confirms to the Lenders that the Borrower is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, each Lender and their respective successors and assigns.

(d)Governing Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(e)Complete Agreement; Amendments.  This Agreement and the other Loan Documents contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein.  This Agreement supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.  This Agreement may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.04 of the Existing Term Loan Agreement.

(f)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(g)Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(h)Interpretation.  This Agreement is the result of negotiations between and has been reviewed by counsel to the Lenders, the Borrower and other parties, and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any of the Lenders merely because of any Lender’s involvement in the preparation thereof.

(i)Controlling Provisions.  In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.  Except as expressly modified by this Agreement, the Loan Documents shall not be modified and shall remain in full force and effect.  This Agreement shall be deemed a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE BORROWER

TANDEM DIABETES CARE, INC.

By /s/ Kim Blickenstaff

Kim Blickenstaff

President and Chief Executive Officer

THE EXISTING TERM LOAN LENDERS

CAPITAL ROYALTY PARTNERS II L.P.

By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By /s/ Nate Hukill

Nate Hukill

Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.

By CAPITAL ROYALTY PARTNERS II - PARALLEL FUND “A” GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By /s/ Nate Hukill

Nate Hukill

Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.

By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By /s/ Nate Hukill

Nate Hukill

Authorized Signatory

WITNESS:

/s/ Nicole Nesson

Name:

CAPITAL ROYALTY PARTNERS II –

PARALLEL FUND “B” (CAYMAN) L.P.

By CAPITAL ROYALTY PARTNERS II

(CAYMAN) GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II

(CAYMAN) GP LLC, its General Partner

By /s/ Nate Hukill

Nate Hukill

Authorized Signatory

WITNESS:

/s/ Nicole Nesson

Name: